Exhibit 10.1

CONFIDENTIAL

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into and effective simultaneously with the execution of this Agreement on this 28th day of April 2017, by and between BIO-key International, Inc., a Delaware corporation (the “Company”), and Wong Kwok Fong (the “Purchaser”).

R E C I T A L S:

WHEREAS, subject to the terms and conditions of this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Purchaser desires to purchase and the Company desires to sell securities on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto hereby agree as follows:

1.	Sale and Purchase of Shares.

(a)     Purchase and Sale. Subject to the terms and conditions hereof, the Company agrees to sell, and Purchaser irrevocably subscribes for and agrees to purchase Two Hundred Seventy-Seven Thousand Seven Hundred Seventy-Eight (277,778) shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a purchase price of $3.60 per Share. The aggregate purchase price payable by Purchaser for the Shares shall be $1,000,000 (the “Aggregate Purchase Price”) and shall be payable at the Closing by wire transfer of immediately available funds as set forth below.

(b)     Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held on the date hereof (the "Closing Date") at the offices of Fox Rothschild LLP, 997 Lenox Drive, Building 3, Lawrenceville, NJ 08648, or at such other time or on such other date or at such other place or by such other method as the Company and Purchaser may mutually agree upon orally or in writing.

(c)     On the Closing Date, the Company shall deliver to the Purchaser:

(i)     this Agreement duly executed by the Company; and

(ii)     a certificate evidencing 277,778 Shares of Common Stock.

(d)     On the Closing Date, the Purchaser shall deliver to the Company:

(i)     this Agreement executed by the Purchaser; and

(ii)     the Aggregate Purchase Price in immediately available funds.

2.       Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company as follows:

(a)     Validity and Effect of this Agreement; No Conflict. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming that it has been duly authorized, executed and delivered by the Company, constitutes a legal, valid and binding obligation of Purchaser, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Neither the execution and delivery of this Agreement by Purchaser nor the performance by such Purchaser of its obligations hereunder will violate any statute, law, ordinance, rule or regulation, applicable to Purchaser or any of the properties or assets of Purchaser except for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on Purchaser’s obligation to perform his covenants under this Agreement.

(b)     Accredited Investor.      Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c)     No Government Review. Purchaser understands that neither the United States Securities and Exchange Commission (“SEC”) nor any securities commission or other governmental authority of any state, country or other jurisdiction has passed upon or endorsed the merits of this Agreement, the Shares, or any of the other documents relating to this offering, or confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement, the Shares or such other documents.

(d)     Investment Intent. The Shares are being acquired for Purchaser’s own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Purchaser further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of the Shares.

(e)     Restrictions on Transfer. Purchaser understands that the Shares are “restricted securities” as such term is defined in Rule 144 under the Securities Act and have not been registered under the Securities Act or registered or qualified under any state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom. Purchaser acknowledges that he is able to bear the economic risks of an investment in the Shares for an indefinite period of time, and that his overall commitment to investments that are not readily marketable is not disproportionate to its net worth.

(f)     Investment Experience. Purchaser has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Shares, and Purchaser has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon the Company for legal or tax advice related to this investment. In making his decision to acquire the Shares, Purchaser has not relied upon any information other than information provided to him by the Company or its representatives and contained herein, including the representations and warranties and covenants of the Company contained herein

(g)     Access to Information. Purchaser acknowledges that it has had access to and has reviewed all documents and records relating to the Company, including, but not limited to, the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2016, and any Current Reports on SEC Form 8-K filed with the SEC after December 31, 2016 and before the date this Agreement is executed (as such documents have been amended since the date of their filing, collectively, the “Company SEC Documents”), that he has deemed necessary in order to make an informed investment decision with respect to an investment in the Shares; that he has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to his satisfaction; and that he understands the risks and other considerations relating to such investment. Purchaser understands any statement contained in the Company SEC Documents shall be deemed to be modified or superseded for the purposes of this Agreement to the extent that a statement contained herein or in any other document subsequently filed with the SEC modifies or supersedes such statement.

(h)     Reliance on Representations. Purchaser understands that the Shares are being offered and sold to him in reliance on specific exemptions from the registration requirements of the federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares. Purchaser represents and warrants to the Company that any information that he has heretofore furnished or furnishes herewith to the Company is complete and accurate, and further represents and warrants that he will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Shares. Within five (5) days after receipt of a request from the Company, Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is subject in connection with the transactions contemplated under this Agreement.

(i)     No General Solicitation. Purchaser is unaware of, and in deciding to participate in this offering is in no way relying upon, and did not become aware of this offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with this offering.

(j)     Investment Risks. Purchaser understands that purchasing Shares will subject it to certain risks, including, but not limited to, those set forth in the Company SEC Documents.

(k)     Import and Export Compliance. Purchaser represents and warrants to the Company as follows:

(i) During the five (5) year period ending on the Closing Date, neither Purchaser nor any agent, or representative acting with authorization of Purchaser, has directly or indirectly, whether through affiliates, partners, officers, employees, agents or representatives, paid, offered, promised, authorized or agreed to give any monies, gift or other thing of value or benefit, whether in cash or kind, and whether or not pursuant to a written contract, to any “Foreign Official”, as defined in the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or employee of any Governmental Body (as that term is defined below) (including an official or employee of any public international organization or government-owned business or enterprise), or to any political party, employee or director thereof, or any candidate for a political position or any political subdivision for the sole purpose of influencing any act or decision of such official or employee, in violation of any law, including but not limited to the FCPA (A) to further the business of the Company, or (B) to assist the Company in connection with any actual or proposed transaction in connection with the operations of the Company.

(ii) Purchaser is in compliance in all material respects with all applicable Export Laws (as that term is defined below).

(iii) Purchaser (A) is not a person with whom United States persons are restricted from doing business under regulations of the Office of Foreign Asset Control (the “OFAC”) of the United States Department of the Treasury (including, without limitation, those named on OFAC’s Specially Designated Nationals and Blocked Persons List), the Export Laws (as that term is defined below), or under any applicable law or any other governmental action that is applicable to Purchaser (“Prohibited End-Users”); and (B) has had any direct or indirect dealings with and have not sold, exported, re-exported, or retransferred, directly or indirectly, any goods, technology or services to any Prohibited End-Users or to any country under embargo by the United States of America.

(iv) As used herein:

(A)     “Export Laws” means any applicable United States of America requirements related to import and export control, including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 12 U.S.C. § 95a and 50 U.S.C. App. § 5(b), the Export Administration Act, 50 U.S.C. App. §§ 2401 et seq., the Arms Export Control Act, 22 U.S.C. §§ 2778 et seq., and any and all regulations and orders promulgated or issued under such authority, including the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, 31 C.F.R. Parts 500 through 598, the Export Administration Regulations, 15 C.F.R. Parts 730 through 774, and the International Traffic in Arms Regulations, 22 C.F.R. Parts 120 through 130.

(B)     “Governmental Body” means any: (1) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (2) federal, state, local, municipal, foreign, or other government; (3) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (4) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

(l)     Anti-Money Laundering. Purchaser acknowledges that due to anti-money laundering regulations within their respective jurisdictions, the Company and/or any person acting on behalf of the Company may require further documentation verifying Purchaser’s identity and the source of funds used to purchase Shares before this Agreement can be accepted. Purchaser further agrees to provide the Company at any time with such information as the Company reasonably determines to be necessary and appropriate to verify compliance with the anti-money laundering regulations of any applicable jurisdiction or to respond to requests for information concerning the identity of Purchaser from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, and to update such information as necessary.

(m)     Short Sales and Confidentiality Prior to the Date Hereof. Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with Purchaser, executed any disposition, including Short Sales (as such term is defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), in the securities of the Company during the period commencing from the time that Purchaser first received written or oral notice of this offering from the Company or any other person setting forth the material terms of the transactions contemplated hereunder or by this Agreement until the date hereof (“Discussion Time”).   Other than to other persons party to this Agreement and except as provided in Section 5(b), Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(n)     No Disqualification Events. Purchaser is not subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) under the Securities Act.

3.      Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows:

(a)     Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own and operate its business as presently conducted. The Company is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary.

(b)     Authority; Validity and Effect of Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement, perform its obligations hereunder, and conduct this offering. The execution and delivery of each of this Agreement by the Company, the performance by the Company of its obligations hereunder, the transactions contemplated hereby, this offering, and all other necessary corporate action on the part of the Company have been duly authorized by its board of directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or this offering. This Agreement has been duly and validly executed and delivered by the Company and, assuming that it has been duly authorized, executed and delivered by Purchaser, constitutes a legal, valid and binding obligation of the Company, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c)     No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement by the Company nor the performance by the Company of its obligations hereunder will: (i) conflict with the Company’s certificate of incorporation or bylaws; (ii) violate any material statute, law, ordinance, rule or regulation, applicable to the Company or any material properties or assets of the Company; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company, or result in the creation or imposition of any lien upon any properties, assets or business of the Company under, any material contract or any order, judgment or decree to which the Company is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on his obligation to perform its covenants under this Agreement.

(d)     Issuance of the Shares. The Shares (i) have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable; and (ii) free from any encumbrance, mortgage, charge, pledge, lien, assignment, hypothecation, security interest, interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion), title retention or restrictions or restrictions on transfer of any nature whatsoever (other than the restrictions contemplated under Section 2(e) and Section 4(a)) or any other security agreement or arrangement, or any agreement to create any of the foregoing.

4.	Other Agreements of the Parties.

(a)     Transfer Restrictions.

(i)     The Shares may only be disposed of in compliance with applicable federal and state securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of Purchaser under this Agreement.

(ii)     Legends. The certificates and agreements evidencing the Shares shall have endorsed thereon the following legend (and appropriate notations thereof will be made in the Company’s stock transfer books), and stop transfer instructions reflecting these restrictions on transfer will be placed with the transfer agent of the Shares:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER OR OTHER APPLICABLE SECURITIES LAWS.

(b)     Securities Laws Disclosure; Publicity. Except as provided in Section 5(b), Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(c)      Standstill. Reference is hereby made to those certain Securities Purchase Agreements dated October 29, 2015 and November 11, 2015 (collectively, the “Series A-1 Agreements”) by and between the Company and the Purchaser, pursuant to which the Purchaser purchased 90,000 shares of the Company’s Series A-1 Convertible Preferred Stock. The Series A-1 Agreements contain standstill provisions (the “Standstill Provisions”), which prevent the Purchaser, either alone or together with any other person, from acquiring additional shares of the Company’s Common Stock or any of the Company’s assets, soliciting proxies, or seeking further representation on the Company’s board of directors. The Purchaser hereby acknowledges and agrees that: (i) the Company is hereby waiving the Standstill Provisions solely with respect to the Shares purchased hereby, and (ii) that notwithstanding the foregoing the Standstill Provisions remain in full force and effect.

(d)     Notice of Disqualification Events. Purchaser will notify the Company in writing, of (i) any Disqualification Event relating to Purchaser and (ii) any event that would, with the passage of time, become a Disqualification Event relating to Purchaser.

5.	Confidentiality.

(a)     Purchaser acknowledges and agrees that: (i) certain of the information contained herein is of a confidential nature and may be regarded as material non-public information under Regulation FD of the Securities Act; (ii) except as provided in Section 5(b), this Agreement and the transactions contemplated hereby and thereby will be kept confidential by Purchaser and will not be used for any purpose other than for the purposes of entering into and consummating the transactions contemplated under this Agreement; (iii) except as provided in Section 5(b), until the time the information contained herein has been adequately disseminated to the public, the existence of this Agreement and the information contained herein shall not, without the prior written consent of the Company, be disclosed by Purchaser to any person or entity, other than his personal financial and legal advisors for the sole purpose of evaluating the entering into and the consummation of the transactions contemplated under this Agreement, and Purchaser will not, directly or indirectly, disclose or permit his personal financial and legal advisors to disclose, any of such information without the prior written consent of the other party; (iv) Purchaser shall make his representatives aware of the terms of this Section 5 and to be responsible for any breach of this Agreement by such representatives; and (v) except as provided in Section 5(b), Purchaser shall not, without the prior written consent of the Company, directly or indirectly, make any statements, public announcements or release to trade publications or the press with respect to the contents or subject matter of this Agreement.

(b) Any party hereto may disclose, or permit the disclosure of, information which would otherwise be confidential if and to the extent (i) required by law or any securities exchange, regulatory or governmental body, or (ii) disclosed to its respective affiliates and its and their respective directors, officers, employees, shareholders, finance providers and their respective professional advisers or officers on a need-to-know basis (but it shall remain responsible for the compliance with this Section 5 by any such person).

6.      Non-Public Information. Purchaser acknowledges that certain information concerning the matters that are the subject matter of this Agreement constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, Purchaser shall not purchase or sell any securities of the Company, or communicate such information to any other person save as provided in Section 5(b).

7.        Sales and Confidentiality After The Date Hereof.   Purchaser shall not, and shall cause his affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company (including, without limitation, any Short Sales (as such term is defined in Rule 200 promulgated under Regulation SHO under the Exchange Act)) during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated. Purchaser understands and acknowledges that the SEC currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in the SEC’s Compliance and Disclosure Interpretation 239.10.

8.        Entire Agreement; No Third Party Beneficiaries. This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereto, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement. Purchaser acknowledges and agrees that he did not rely upon any statements or information, whether oral or written, provided by the Company, or any of its officers, directors, employees, agents or representatives, in deciding to enter into this Agreement or purchase the Shares. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.       Amendment and Modification. This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the Company and the Purchaser.

10.     Extensions and Waivers. At any time prior to the Closing, the parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the Company and the Purchaser. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

11.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Purchaser may not assign his rights or delegate his obligations under this Agreement without the express prior written consent of the Company. Except as provided in Section 5, nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12.     Survival of Representations, Warranties and Covenants. The representations and warranties contained herein shall survive the Closing and shall thereupon terminate 24 months from the Closing, except that the representations contained in Sections 2(a), 2(b), 2(n), 2(o), 3(a), and 3(b) shall survive indefinitely. All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.

13.     Headings; Definitions. The Section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections contained herein mean Sections of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

14.     Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

15.                        Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below:

If to the Company:

BIO-key International, Inc.

3349 Highway 138

Building A, Suite E

Wall, NJ 07719

Fax (732) 359-1101

Attention: Michael W. DePasquale, Chief Executive Officer

with a copy to:

Fox Rothschild LLP

997 Lenox Drive, Building 3

Lawrenceville, New Jersey 08648-2311

Fax (609) 896-1469

Attention: Vincent A. Vietti, Esquire

If to Purchaser:

To that address indicated on the signature page hereof.

16.                        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the General Corporation Law of the State of Delaware shall apply to the internal corporate governance of the Company.

17.                        Arbitration. If a dispute arises as to the interpretation of this Agreement, it shall be decided in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in the State of New Jersey. The decision of the arbitrators shall be conclusively binding upon the parties and final and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

18.                        Counterparts. This Agreement may be executed and delivered by facsimile in counterparts, each of which shall be deemed to be an original, and both of which together shall constitute one and the same agreement.

19.                        Attorneys’ Fees. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be executed as of the date set forth below.

Date: April 28, 2017

PURCHASER

_____________________________________

By: _/s/ Wong Kwok Fong_______

Name: Wong Kwok Fong_______

Address:

Phone:____________________________

Social Security
or Tax ID No.:      N/A

Number of

Shares Purchased: 277,778

Aggregate Purchase Price: $1,000,000

($3.60 per Share)

Delivery Instructions (if different than Address):

Date: April 28, 2017	BIO-KEY INTERNATIONAL, INC. By: /s/ Michael W. DePasquale Name: Michael W. DePasquale Title: Chief Executive Officer

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